Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2000)

                                                     Three Months Ended
                                                         March 31,
                                                       2000           1999
                                              --------------  -------------
   Average number of shares outstanding          12,048,474      8,793,923
                                              ============== =============
   Net loss                                   $  (1,475,000)  $ (1,998,000)

   Less:  cumulative dividend on
     redeemable preferred stock               $           0   $   (186,000)
                                              --------------  -------------
   Loss applicable to common shares           $  (1,475,000)  $ (2,184,000)
                                              ==============  =============

   Net loss per share                         $       (0.12)  $      (0.25)
                                              ==============  =============